Filed Pursuant to Rule 424(b)(3)

Registration Statement Nos. 333-262341 and 333-282228

Prospectus Supplement

(to Prospectus dated March 17, 2023)

Up to 22,415,400 Shares of Class A Common Stock Issuable Upon Exercise of the Warrants

Up to 92,889,558 Shares of Class A Common Stock offered by the Selling Holders

10,837,400 Resale Warrants

Up to an additional 587,609 Shares of Class A Common Stock offered by the Selling Holders pursuant to Registration Statement No. 333-282228 filed pursuant to Rule 462(b)

This prospectus supplement is being filed to update and supplement the information contained in the prospectus (as amended and supplemented, the “Original Prospectus”) contained in registration statement on Form S-3 (File No. 333-262341) (originally filed as Form S-1 (File No. 333-262341) on January 25, 2022, and as amended by that certain Post-Effective Amendment No. 1, filed on March 16, 2022, for the purpose of updating certain information appearing therein, and as further amended by that certain Post-Effective Amendment No. 2, filed on March 10, 2023 for the purpose of converting the registration statement on Form S-1 to a registration statement on Form S-3 and updating certain information appearing therein) (as amended and supplemented, the “Original Registration Statement”) related to:

(A) the offer and sale from time to time by the selling securityholders named in the Original Prospectus (the “Selling Holders”) of (A) up to 92,889,558 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) of CompoSecure, Inc. (the “Company”), formerly known as Roman DBDR Tech Acquisition Corp. (“Roman DBDR”), consisting of: (i) 1,675,000 shares of Class A Common Stock originally issued in connection with the Common PIPE Investment (as defined in the Original Prospectus) (the “PIPE Shares”); (ii) up to 12,999,978 shares of Class A Common Stock (the “Exchangeable Note Shares”) issuable upon exchange of CompoSecure Holdings, L.L.C.’s (a subsidiary of the Company) (“Holdings”) exchangeable senior notes (“Exchangeable Notes”), which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements (as defined in the Original Prospectus); (iii) 60,097,611 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by Holdings, and cancellation of a corresponding number of shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), previously held by certain Selling Holders; (iv) up to 6,964,236 shares of Class A Common Stock (the “Earnout Shares”) issuable to certain Selling Holders in earn-out consideration based on the achievement by the Company of certain stock price thresholds; (v) 315,333 shares of Class A Common Stock issued to Roman DBDR Tech Sponsor LLC (“Sponsor”) upon conversion of shares of Class B Common Stock originally issued to Sponsor in connection with the initial public offering (“IPO”) of Roman DBDR; and (vi) 10,837,400 shares of Class A Common Stock issuable upon exercise of the Resale Warrants (as defined below) prior to the public resale of the Resale Warrants; and (B) warrants (“Resale Warrants”) to purchase up to 10,837,400 shares of Class A Common Stock of the Company originally issued in a private placement in connection with the IPO; and

(B) the issuance by the Company of up to an aggregate of 22,415,400 shares of Class A Common Stock, which consists of (i) 10,837,400 shares of Class A Common Stock that are issuable upon the exercise of the Resale Warrants following the public resale of the Resale Warrants and (ii) 11,578,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of registered warrants (the “Public Warrants” and, together with the Resale Warrants, the “Warrants”) originally issued in the IPO.

On September 19, 2024, the registrant filed a registration statement pursuant to Rule 462(b) on Form S-3MEF relating to the Original Registration Statement (File No. 333-282228) (the “S-3MEF”) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, for the sole purpose of registering for issuance and resale by the selling stockholders an additional 587,609 shares of the registrant’s Class A Common Stock issuable upon exchange of Holdings’ Exchangeable Notes, for a proposed additional maximum aggregate offering price of $7,229,353.53. The additional shares are issuable pursuant to an automatic adjustment to the exchange rate as set forth in the indenture governing the Exchangeable Notes.

Following the filing of the S-3MEF, an aggregate of 13,587,587 shares of Class A Common Stock issuable upon exchange of the Exchangeable Notes have been registered for issuance and resale by the Selling Holders, with an aggregate of 12,999,978 Exchangeable Note Shares having been registered pursuant to the Original Registration Statement, and 587,609 Exchangeable Notes Shares (the “Additional Notes Shares”) having been registered pursuant to the S-3MEF.

This prospectus supplement amends and updates the “Selling Holders” table and the applicable footnotes of the Original Prospectus to reflect (i) the inclusion of the Additional Notes Shares for each Selling Holder identified in the Original Prospectus as being a noteholder, and (ii) the disposition by certain Selling Holders of certain shares of Class A Common Stock and Class B Common Stock since the filing of the Original Prospectus.

This prospectus supplement is not increasing the number of shares being offered under the Original Registration Statement, but only reflecting the inclusion of the Additional Notes Shares registered pursuant to the S-3MEF in the Selling Holder table disclosed in the Original Registration Statement as amended by the S-3MEF, together with certain other updates as described below. The information set forth below has been provided on behalf of the Selling Holders listed below as of September 19, 2024.

This prospectus supplement updates and supplements the information in the Original Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Original Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Original Prospectus and if there is any inconsistency between the information in the Original Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

The Class A Common Stock and the Public Warrants are listed on The Nasdaq Global Market (“Nasdaq”), under the symbols “CMPO” and “CMPOW,” respectively. On September 18, 2024, the closing price of a share of Class A Common Stock was $13.49 and the closing price for our Public Warrants was $3.45.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A Common Stock or Warrants involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 of the Original Prospectus and in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 20, 2024

SELLING HOLDERS

The information in the table and corresponding footnotes that appears under the caption “Selling Holders” of the Original Prospectus is modified by replacing the corresponding caption and the previous table, as well as the corresponding footnote, with the information included below, which has been updated to reflect (i) the inclusion of the amount of Additional Notes Shares allocated to each Selling Holder identified in the Original Prospectus as being a noteholder, excluding any fractional shares that would result from the exchange of the Exchangeable Notes, and (ii) the disposition by certain Selling Holders of certain shares of Class A Common Stock and Class B Common Stock since the filing of the Original Prospectus. The beneficial ownership percentages set forth in the table below are based on 82,542,223 shares of Class A Common Stock outstanding as of September 18, 2024.

Shares of Class A Common Stock

	Beneficial Ownership Before the Offering	Shares to be Sold in the Offering	Beneficial Ownership After the Offering
Name and Address of Selling Holder	Number of Shares	Number of Shares	Number of Shares	%
CompoSecure Investors
Michele D. Logan (1)	3,658,714	3,658,714	0	0%
Kevin Kleinschmidt 2016 Trust dated January 22, 2016 (2)	67,120	67,120	0	0%
CompoSecure Employee, L.L.C. (3)	758,389	758,389	0	0%
Richard Vague (4)	206,309	206,309	0	0%

PIPE Investors
Azora Master Fund LP (5)	190,539	190,539	0	0%
Azora NextGen Fund LP (6)	35,432	35,432	0	0%
Crestline Summit Master, SPC-Peak SP (7)	55,918	55,918	0	0%
MAP 221 Segregated Portfolio (8)	240,709	240,709	0	0%
CVI Investments, Inc. (9)	731,639	731,639	0	0%
Ghisallo Master Fund LP (10)	1,967,798	1,967,798	0	0%
Highbridge Convertible Dislocation Fund, L.P. (11)	2,017,234	2,017,234	0	0%
Highbridge SPAC Opportunity Fund, L.P. (12)	355,367	355,367	0	0%
Highbridge Tactical Credit Master Fund, L.P. (13)	2,644,353	2,644,353	0	0%
Pandora Select Partners, L.P. (14)	156,779	156,779	0	0%
Whitebox GT Fund, LP (15)	167,950	167,950	0	0%
Whitebox Multi-Strategy Partners, L.P. (16)	1,343,599	1,343,599	0	0%
Whitebox Relative Value Partners, L.P. (17)	1,119,667	1,119,667	0	0%
BlackRock, Inc. (18)	3,135,596	3,135,596	0	0%
SF Roofdeck Capital I LLC (19)	932,473	932,473	0	0%

Sponsor Transferees
Polar Multi-Strategy Master Fund (20)	65,333	65,333	0	0%
Meteora Special Opportunity Fund I, LP. (21)	250,000	250,000	0	0%

* Less than 1%.

(1)            Consists of (i) 2,043,320 shares of Class A Common Stock and (ii) up to 1,615,394 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(2)            Consists of up to 67,120 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(3)            Consists of (i) 618,013 shares of Class A Common Stock and (ii) up to 140,376 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Mr. Wilk may be deemed the beneficial owner of shares beneficially owned by CompoSecure Employee, L.L.C. because he serves as the sole member of the CompoSecure Employee LLC. Mr. Wilk disclaims beneficial ownership of the shares held by the CompoSecure Employee LLC.

(4)            Consists of (i) 139,189 shares of Class A Common Stock and (ii) up to 67,120 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. This Selling Holder’s address is 1807 Delancey Place, Philadelphia, PA 19103.

(5)            Consists of 190,539 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(6)            Consists of 35,432 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801.

(7)            Consists of 55,918 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is Crestline Summit Master, SPC-Peak SP, 103 South Church Street, 5th Floor, Harbour Place, George Town, Grand Cayman, KY1-1202, Cayman Islands.

(8)            Consists of 240,709 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is MAP 221 Segregated Portfolio,190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(9)            Consists of 731,639 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”) has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address for CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(10)          Consists of (i) 400,000 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) 1,567,798 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Ghisallo Capital Management LLC is the investment manager of Ghisallo Master Fund LP and is controlled by Michael Germino. The address for Ghisallo Master Fund LP is 27 Hospital Road, Grand Cayman, KY1-9008.

(11)          Consists of 2,017,234 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Highbridge Capital Management, LLC (“HCM”), the investment manager of Highbridge Convertible Dislocation Fund, L.P. (the “Highbridge Convertible Fund”), has beneficial ownership of the shares held by the Highbridge Convertible Fund. The Highbridge Convertible Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of the Highbridge Dislocation Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(12)          Consists of 355,367 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. HCM, the investment manager of Highbridge SPAC Opportunity Fund, L.P. (the “Highbridge SPAC Fund”), has beneficial ownership of the shares held by the Highbridge SPAC Fund. The Highbridge SPAC Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of the Highbridge SPAC Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(13)          Consists of 2,644,353 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. HCM, the investment manager of Highbridge Tactical Credit Master Fund, L.P. (the “Highbridge Tactical Fund”), has beneficial ownership of the shares held by the Highbridge Tactical Fund. The Highbridge Tactical Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of the Highbridge Tactical Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(14)          Consists of 156,779 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Whitebox General Partner LLC (“WBGP”) is the general partner of Pandora Select Partners, LP (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Pandora Select Partners, L.P. is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(15)          Consists of (i) 11,171 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) 156,779 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Whitebox General Partner LLC (“WBGP”) is the general partner of Whitebox GT Fund, LP (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Whitebox GT Fund, LP is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(16)          Consists of (i) 89,361 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) 1,254,238 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Whitebox General Partner LLC (“WBGP”) is the general partner of Whitebox Multi-Strategy Partners, L.P. (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Whitebox Multi-Strategy Partners, L.P. is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(17)          Consists of (i) 74,468 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) 1,045,199 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture. Whitebox General Partner LLC (“WBGP”) is the general partner of Whitebox Relative Value Partners, L.P. (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Whitebox Relative Value Partners, L.P. is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(18)          The registered holders of the referenced shares are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Credit Alpha Master Fund, LP; HC NCBR Fund; and Obsidian Master Fund, a sub-trust of the Obsidian Master Series Trust. Consists of: (a) 1,818,646 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture, in each case, held by BlackRock Credit Alpha Master Fund, L.P.; (b) 721,187 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture, in each case held by HC NCBR Fund; and (c) 595,763 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, which amount includes a make-whole premium that may be available in certain limited circumstances under the Indenture, in each case held by The Obsidian Master Fund.

BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(19)          Consists of 932,473 shares of Class A Common Stock issued in connection with the Common PIPE Investment. Steve J. McLaughlin is the President of SF Roofdeck Capital I LLC. The address for SF Roofdeck Capital I LLC is 1521 Alton Rd., #345, Miami Beach FL 33139.

(20)          The address for this Selling Holder is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, ON M5J 0E6, Attn: Legal / Operations.

(21)          The address for this Selling Holder is 1200 N Federal Hwy, Suite 200, Boca Raton, FL 33432.

PROSPECTUS

Up to 22,415,400 Shares of Class A Common Stock Issuable Upon Exercise of the Warrants

Up to 92,889,558 Shares of Class A Common Stock offered by the Selling Holders

10,837,400 Resale Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”) of (A) up to 92,889,558 shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock") of CompoSecure, Inc. (the “Company”), formerly known as Roman DBDR Tech Acquisition Corp. (“Roman DBDR”), consisting of: (i) 1,675,000 shares of Class A Common Stock originally issued in connection with the Common PIPE Investment (as defined in the Registration Statement) (the “PIPE Shares”); (ii) up to 12,999,978 shares of Class A Common Stock (the “Exchangeable Note Shares”) issuable upon exchange of CompoSecure Holdings, L.L.C.’s (the subsidiary of the Company) (“Holdings”) exchangeable senior notes (“Exchangeable Notes”), which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements; (iii) 60,097,611 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by Holdings, and cancellation of a corresponding number of shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), held by certain Selling Holders; (iv) up to 6,964,236 shares of Class A Common Stock (the “Earnout Shares”) issuable to certain Selling Holders in earn-out consideration based on the achievement by the Company of certain stock price thresholds; (v) 315,333 shares of Class A common stock issued to Roman DBDR Tech Sponsor LLC (“Sponsor”) upon conversion of shares of Class B Common Stock originally issued to Sponsor in connection with the initial public offering (“IPO”) of Roman DBDR; and (vi) 10,837,400 shares of Class A Common Stock issuable upon exercise of the Resale Warrants (as defined below) prior to the public resale of the Resale Warrants; and (B) warrants (“Resale Warrants”) to purchase up to 10,837,400 shares of Class A Common Stock of the Company originally issued in a private placement in connection with the IPO. We will not receive any proceeds from the sale of shares of Class A Common Stock or the Resale Warrants by the Selling Holders pursuant to this prospectus.

In addition, this prospectus relates to the issuance by us of up to an aggregate of 22,415,400 shares of Class A Common Stock, which consists of (i) 10,837,400 shares of Class A Common Stock that are issuable upon the exercise of the Resale Warrants following the public resale of the Resale Warrants and (ii) 11,578,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of outstanding registered warrants (the “Public Warrants” and, together with the Resale Warrants, the “Warrants”) originally issued in the initial public offering of Roman DBDR. We will receive the proceeds from any exercise of the Warrants for cash.

We previously registered the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders. The registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the shares of Class A Common Stock or any Resale Warrants. The Selling Holders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Resale Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock or Resale Warrants by the Selling Holders pursuant to this prospectus. We provide more information about how the Selling Holders may sell the shares of Class A Common Stock or Resale Warrants in the section entitled “Plan of Distribution.”

The Class A Common Stock and the Public Warrants are listed on The Nasdaq Global Market (“Nasdaq”), under the symbols “CMPO” and “CMPOW,” respectively. On March 9, 2023, the closing price of a share of Class A Common Stock was $7.05 and the closing price for our Public Warrants was $1.52.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A Common Stock or Warrants involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2023.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Holders have authorized anyone to provide you with different information. Neither we nor the Selling Holders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from the exercise of any Warrants for cash.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our,” and similar terms refer to CompoSecure, Inc., a Delaware corporation formerly known as Roman DBDR Tech Acquisition Corp, and its consolidated subsidiaries. References to “Holdings” refers to CompoSecure Holdings, L.L.C.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein contain estimates and information concerning our industry, our business, and the market for our products and services that are based on industry publications, surveys, and reports that have been prepared by independent third parties. This information involves a number of assumptions and limitations and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications, surveys, and reports, we believe the publications, surveys, and reports are generally reliable, although such information is inherently subject to uncertainties and imprecision. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as to the date on which such statement was made. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•	the possibility that the Company may be adversely impacted by other economic, business, and/or competitive factors;

•	the outcome of any legal proceedings that may be instituted against the Company or others;

•	future exchange and interest rates; and

•	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our consolidated financial statements and the related notes thereto.

The Company

CompoSecure, Inc. (the “Company”) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The Company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. The Company’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more than two decades, through its combination of large-scale, advanced manufacturing capabilities and deep technological expertise, the Company has driven key Payments Industry innovations in materials science, Metal Form Factor design, dual interface functionality, and security. The distinct value proposition of the Company’s products has resulted in widespread adoption by major banks, financial institutions and leading FinTech innovators to support their acquisition and retention of consumer and business card customers. The Company led the creation and growth of the metal card form factor through its expertise in material science, has been at the forefront of emerging embedded payment technology (e.g., the evolution of “tap to transact”), and is now accelerating innovation in digital asset and authentication technology with the Arculus Platform, a three-factor security platform with broad industry applicability. Inspired by the ancient Roman god of safes and strongboxes, the Arculus Platform is designed to solve a chronic industry need for reliable, trusted and secure authentication.

Risk Factors

An investment in our securities involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

Additional Information

The Company was incorporated August 21, 2020 as a special purpose acquisition company under the name Roman DBDR Tech Acquisition Corp. (“Roman DBDR”). On December 27, 2021 (the “Business Combination Closing Date”), Roman DBDR consummated the merger pursuant to the Merger Agreement, dated April 19, 2021 (the "Merger Agreement"), by and among Roman DBDR, Roman Parent Merger Sub, LLC, a wholly-owned subsidiary of Roman DBDR incorporated in the State of Delaware ("Merger Sub"), and CompoSecure Holdings, L.L.C., a Delaware limited liability company ("Holdings"). Pursuant to the terms of the Merger Agreement, a business combination between the Company and Holdings was affected through the merger of Merger Sub with and into Holdings, with Holdings surviving as the surviving company and as a wholly-owned subsidiary of Roman DBDR. On the Business Combination Closing Date, and in connection with the closing of the Business Combination, Roman DBDR changed its name to CompoSecure, Inc.

Our principal executive offices are located at 309 Pierce Street, Somerset, New Jersey 08873, and our phone number is (908) 518-0500. Our website address is www.composecure.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part. This prospectus and all of our filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including copies of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge through our website or on the SEC’s website at www.sec.gov.

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THE OFFERING

Issuer	CompoSecure, Inc.

Shares of Class A Common Stock offered by the Company	22,415,400 shares of Class A Common Stock issuable upon exercise of the Warrants.

Shares of Class A Common Stock offered by the Selling Holders	Up to 92,889,558 shares of Class A Common Stock.

Warrants Offered by the Selling Holders	10,837,400 Resale Warrants

Shares of Class A Common Stock outstanding prior to exercise of all Warrants	17,784,242 shares of Class A Common Stock (as of March 7, 2023).

Shares of Class A Common Stock outstanding assuming exercise of all Warrants	40,199,642 (based on 17,784,242 total shares of Class A Common Stock outstanding as of March 7, 2023).

Use of Proceeds	We will not receive any proceeds from the sale of securities by the Selling Holders. The Warrants may be exercised for cash or through a net exercise procedure in which we would not receive any cash. If the Warrants were exercised for cash, we would receive up to an aggregate of approximately $257.8 million from the exercise of the Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Redemption	The Public Warrants are redeemable in certain circumstances. See the section titled “Description of Securities” for further discussion.

Market for Class A Common Stock and Public Warrants	Class A Common Stock and Public Warrants are currently traded on the Nasdaq Global Market under the symbols “CMPO” and “CMPOW,” respectively.

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see the section titled “Plan of Distribution.”

The number of shares of Class A Common Stock outstanding prior to the exercise of all Warrants and assuming the exercise of all Warrants, in each case as set forth above, is based on 17,784,242 shares of Class A Common Stock outstanding as of March 7, 2023 and does not include:

•	60,097,611 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by Holdings, and cancellation of a corresponding number of shares of Class B Common Stock, held by certain Selling Holders;

•	4,359,787 shares of Class A Common Stock issuable upon exercise of converted options that were outstanding under the CompoSecure, L.L.C. Amended and Restated Equity Incentive Plan (the “Incentive Plan”) and assumed by the Company in connection with the Business Combination;

•	up to 11,304,348 shares of Class A Common Stock issuable upon exchange (assuming the base conversion price of $11.50 per share) of the Company’s Exchangeable Notes; or

•	up to 7,500,000 shares of Class A Common Stock (the “Earnout Shares”) issuable in earn-out consideration based on the achievement by the registrant of certain stock price thresholds.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under “Item 1A. Risk Factors,” as well as the factors listed under the heading “Cautionary Note Regarding Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. New risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and our securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the securities and your investment therein.

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USE OF PROCEEDS

All of the Class A Common Stock and Warrants offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Warrants may be exercised for cash or through a net exercise procedure in which we would not receive any cash. If the Warrants were exercised for cash, we would receive up to an aggregate of approximately $257.8 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Company expects to use the net proceeds from the exercise of the Warrants for general corporate purposes. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

The Selling Holders will pay any underwriting discounts and selling commissions incurred by such Selling Holders in disposing of their securities. Pursuant to a registration rights agreement entered into by the Company, Sponsor and certain other stockholders of the Company, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel (subject to certain dollar limitations), other underwriting fees, expenses and disbursements, and independent registered public accountants.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq under the symbol “CMPOW.”

We cannot currently determine the price or prices at which shares of Class A Common Stock or the Resale Warrants may be sold by the Selling Holders under this prospectus, which may be sold in privately negotiated transactions or as otherwise described in the section titled “Plan of Distribution.”

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SELLING HOLDERS

This prospectus relates to the possible offer and resale by the Selling Holders of (A) 92,889,558 shares of Class A Common Stock, consisting of (i) 1,675,000 PIPE Shares; (ii) up to 12,999,978 Exchangeable Note Shares issuable upon exchange of the Exchangeable Notes, which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements; (iii) 60,097,611 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by Holdings, and cancellation of a corresponding number of shares of Class B Common Stock held by certain Selling Holders; (iv) up to 6,964,236 Earnout Shares issuable to certain Selling Holders in earn-out consideration based on the achievement by the Company of certain stock price thresholds; (v) 315,333 shares of Class A Common Stock held by Sponsor; and (vi) 10,837,400 shares of Class A Common Stock issuable upon exercise of the Resale Warrants prior to the public resale of the Resale Warrants; and (B) Resale Warrants to purchase up to 10,837,400 shares of Class A Common Stock of the Company originally issued in a private placement in connection with the initial public offering of Roman DBDR.

The Selling Holders may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the securities of the Company listed in the table below after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Class A Common Stock and/or Warrants that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders after the offering (if one percent or more). In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder after giving effect to the offering, we have (i) based percentage ownership on 17,784,242 shares of Class A Common Stock outstanding as of March 7, 2023, (ii) treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s securities that are exercisable or convertible for shares of Class A Common Stock within 60 days of March 7, 2023, but did not assume the exercise or conversion of any other Selling Holder’s securities that are exercisable or convertible for shares of Class A Common Stock within 60 days of March 7, 2023 and (iii) excluded earnout shares from the total number of shares outstanding.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the tables below. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below tables, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o CompoSecure, Inc. 309 Pierce Street, Somerset, New Jersey 08873.

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Shares of Class A Common Stock

	Beneficial Ownership Before the Offering	Shares to be Sold in the Offering	Beneficial Ownership After the Offering
Name and Address of Selling Holder	Number of Shares	Number of Shares	Number of Shares	%
CompoSecure Investors
Michele D. Logan (1)	15,795,541	15,795,541	0	0%
Ephesians 3:16 Holdings LLC (2)	7,279,050	7,279,050	0	0%
Luis DaSilva (3)	2,668,985	2,668,985	0	0%
Carol D. Herslow Credit Shelter Trust B (4)	946,276	946,276	0	0%
LLR Equity Partners IV, L.P. (5)	36,839,103	36,839,103	0	0%
LLR Equity Partners Parallel IV, L.P. (6)	1,620,535	1,620,535	0	0%
Kevin Kleinschmidt 2016 Trust dated January 22, 2016 (7)	67,120	67,120	0	0%
Richard Vague (8)	206,309	206,309	0	0%
Joseph M. Morris (9)	98,449	98,449	0	0%
B. Graeme Frazier, IV (10)	164,076	164,076	0	0%
CompoSecure Employee, L.L.C. (11)	1,376,403	1,376,403	0	0%
PIPE Investors
Azora Master Fund LP (12)	182,299	182,299	0	0%
Azora NextGen Fund LP (13)	33,899	33,899	0	0%
Crestline Summit Master, SPC-Peak SP (14)	53,499	53,499	0	0%
MAP 221 Segregated Portfolio (15)	230,299	230,299	0	0%
CVI Investments, Inc. (16)	699,999	699,999	0	0%
Ghisallo Master Fund LP (17)	1,499,998	1,499,998	0	0%
Highbridge Convertible Dislocation Fund, L.P. (18)	1,429,998	1,429,998	0	0%
Highbridge SPAC Opportunity Fund, L.P. (119)	339,999	339,999	0	0%
Highbridge Tactical Credit Master Fund, L.P. (20)	3,029,996	3,029,996	0	0%
Pandora Select Partners, L.P. (21)	149,999	149,999	0	0%
Whitebox GT Fund, LP (22)	161,170	161,170	0	0%
Whitebox Multi-Strategy Partners, L.P. (23)	1,289,359	1,289,359	0	0%
Whitebox Relative Value Partners, L.P. (24)	1,074,467	1,074,467	0	0%
BlackRock, Inc. (25)	2,999,996	2,999,996	0	0%
SF Roofdeck Capital I LLC (26)	1,500,000	1,500,000	0	0%
Sponsor
Roman DBDR Tech Sponsor LLC (27)	11,152,733	11,152,733	0	0%

*            Less than 1%.

(1)          Consists of (i) 14,180,147 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 1,615,394 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(2)          Consists of (i) 6,534,630 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 744,420 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Ephesians 3:16 Holdings LLC (“Ephesians Holdings”) is a manager-managed LLC, and Ms. Logan serves as the manager, with the ability to exercise voting and dispositive power with respect to the Class B Common Stock held by Ephesians Holdings. The MDL Family Trust (“MDL Trust”) and The DML Family Trust (“DML Trust”) are the sole members of Ephesians Holdings, each owning half of the total membership interests therein, and Ms. Logan serves as the Investment Adviser of each of the MDL Trust and the DML Trust. Tiedemann Trust Company acts as Administrative Trustee of each of the MDL Trust and the DML Trust. As a result, Ms. Logan, Ephesians Holdings and the MDL Trust and the DML Trust (to the extent of their respective membership interests therein) possess shared voting and dipositive power over the securities held by Ephesians Holdings and may be deemed to beneficially own the securities held by Ephesians Holdings. Ms. Logan expressly disclaims beneficial ownership of the securities held by the entities

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(3)          Consists of (i) 2,396,031 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 272,954 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(4)          Consists of (i) 849,502 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 96,774 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Ms. Logan is a Co-Trustee of the Carol D. Herslow Credit Shelter Trust B (“Credit Shelter Trust”), and, as a result, may be deemed to share voting and dispositive power with respect to the securities held by the Credit Shelter Trust. Ms. Logan expressly disclaims beneficial ownership of the securities held by the Credit Shelter Trust.

(5)          Consists of (i) 33,071,603 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 3,767,500 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Mr. Hollin may be deemed the beneficial owner of these securities because he is a member of LLR Capital IV, LLC, the General Partner of LLR Capital IV, L.P., the General Partner of LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. and Mr. Hollin is LLR Equity Partners IV, L.P.’s and LLR Equity Partners Parallel IV, L.P.’s designee to the Company’s board of directors. Mr. Hollin disclaims beneficial ownership of the shares held by LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. The address for LLR Equity Partners IV, L.P. is 2929 Arch St, Philadelphia, PA 19104.

(6)          Consists of (i) 1,454,805 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 165,730 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Mr. Hollin may be deemed the beneficial owner of these securities because he is a member of LLR Capital IV, LLC, the General Partner of LLR Capital IV, L.P., the General Partner of LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. and Mr. Hollin is LLR Equity Partners IV, L.P.’s and LLR Equity Partners Parallel IV, L.P.’s designee to the Company’s board of directors. Mr. Hollin disclaims beneficial ownership of the shares held by LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. The address for LLR Equity Partners IV, L.P. is 2929 Arch St, Philadelphia, PA 19104.

(7)          Consists of up to 67,120 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(8)          Consists of (i) 139,189 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 67,120 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. This Selling Holder’s address is 1807 Delancey Place, Philadelphia, PA 19103.

(9)          Consists of (i) 88,381 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 10,068 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. This Selling Holder’s address is 54 Founders Way, Downingtown, PA 19335.

(10)          Consists of (i) 147,296 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 16,780 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(11)          Consists of (i) 1,236,027 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 140,376 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Mr. Wilk may be deemed the beneficial owner of shares beneficially owned by CompoSecure Employee, L.L.C. because he serves as the sole member of the CompoSecure Employee LLC. Mr. Wilk disclaims beneficial ownership of the shares held by the CompoSecure Employee LLC.

(12)          Consists of up to 182,299 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 158,521 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 23,778 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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(13)          Consists of 33,899 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 29,478 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 4,421 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801.

(14)          Consists of 53,499 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 46,521 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 6,978 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is Crestline Summit Master, SPC-Peak SP, 103 South Church Street, 5th Floor, Harbour Place, George Town, Grand Cayman, KY1-1202, Cayman Islands.

(15)          Consists of 230,299 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 200,260 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 30,039 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is MAP 221 Segregated Portfolio,190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(16)          Consists of 699,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 608,695 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 91,304 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”) has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address for CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(17)          Consists of (i) 400,000 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) up to 1,499,998 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 1,304,347 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 195,651 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Ghisallo Capital Management LLC is the investment manager of Ghisallo Master Fund LP and is controlled by Michael Germino. The address for Ghisallo Master Fund LP is 27 Hospital Road, Grand Cayman, KY1-9008.

(18)          Consists of 1,429,998 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 1,243,477 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 186,521 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Highbridge Capital Management, LLC (“HCM”), the investment manager of Highbridge Convertible Dislocation Fund, L.P. (the “Highbridge Convertible Fund”), has beneficial ownership of the shares held by the Highbridge Convertible Fund. The Highbridge Convertible Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of the Highbridge Dislocation Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(19)          Consists of up to 339,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 295,652 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 44,347 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. HCM, the investment manager of Highbridge SPAC Opportunity Fund, L.P. (the “Highbridge SPAC Fund”), has beneficial ownership of the shares held by the Highbridge SPAC Fund. The Highbridge SPAC Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of the Highbridge SPAC Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(20)          Consists of up to 3,029,996 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 2,634,782 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 395,214 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. HCM, the investment manager of Highbridge Tactical Credit Master Fund, L.P. (the “Highbridge Tactical Fund”), has beneficial ownership of the shares held by the Highbridge Tactical Fund. The Highbridge Tactical Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of the Highbridge Tactical Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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(21)          Consists of 149,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 130,434 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 19,565 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Whitebox General Partner LLC (“WBGP”) is the general partner of Pandora Select Partners, LP (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Pandora Select Partners, L.P. is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(22)          Consists of (i) 11,171 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) up to 149,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 130,434 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 19,565 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Whitebox General Partner LLC (“WBGP”) is the general partner of Whitebox GT Fund, LP (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Whitebox GT Fund, LP is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(23)          Consists of (i) 89,361 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) up to 1,199,998 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 1,043,478 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 156,520 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Whitebox General Partner LLC (“WBGP”) is the general partner of Whitebox Multi-Strategy Partners, L.P. (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Whitebox Multi-Strategy Partners, L.P. is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(24)          Consists of (i) 74,468 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) up to 999,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 869,565 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 130,434 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Whitebox General Partner LLC (“WBGP”) is the general partner of Whitebox Relative Value Partners, L.P. (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Whitebox Relative Value Partners, L.P. is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(25)          The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Credit Alpha Master Fund, LP; HC NCBR Fund; and Obsidian Master Fund, a sub-trust of the Obsidian Master Series Trust. Consists of: (a) up to 1,739,998 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 1,513,043 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 226,955 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements, in each case, held by BlackRock Credit Alpha Master Fund, L.P.; (b) up to 689,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 600,000 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 89,999 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements, in each case held by HC NCBR Fund; and (c) up to 569,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 495,652 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 74,347 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements, in each case held by The Obsidian Master Fund.

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BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(26)          Consists of 1,500,000 shares of Class A Common Stock issued in connection with the Common PIPE Investment. Steve J. McLaughlin is the President of SF Roofdeck Capital I LLC. The address for SF Roofdeck Capital I LLC is 1521 Alton Rd., #345, Miami Beach FL 33139.

(27)          Consists of (i) 315,333 shares of Class A Common Stock held by the Selling Holder and (ii) 10,837,400 shares of Class A Common Stock underlying the Resale Warrants. Dr. Basile and Dixon R. Doll, Jr. are the Managing Members of the Sponsor and as such, have investment control over the securities. The business address of Roman DBDR Tech Sponsor LLC is 2877 Paradise Rd. #702, Las Vegas, NV 89109.

Resale Warrants

	Beneficial Ownership of Resale Warrants Before the Offering	Resale Warrants to be Sold in the Offering	Beneficial Ownership of Resale Warrants After the Offering
Name and Address of Selling Holder	Number of Warrants	Number of Warrants	Number of Warrants	%(1)
Roman DBDR Tech Sponsor LLC (2)	10,837,400	10,837,400	0	0%

(1)	Based upon 10,837,400 Resale Warrants outstanding as of March 10, 2023.

(2)	Dr. Basile and Dixon R. Doll, Jr. are the Managing Members of the Sponsor and as such have investment control over the securities. The business address of Roman DBDR Tech Sponsor LLC is 2877 Paradise Rd. #702, Las Vegas, NV 89109.

Material Relationships with the Selling Holders

For a description of our relationships with the Selling Holders and their affiliates see the sections entitled “Corporate Governance,” “Certain Relationships and Related Transactions” and “Executive Officers and Director and Officer Compensation” included in our Annual Report on Form 10-K for the year-ended December 31, 2022 that is incorporated by reference in this prospectus.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Second Amended and Restated Certificate of Incorporation (the “Charter”), our Second Amended and Restated Bylaws (the “Bylaws”) and the Warrant documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Charter, the Bylaws and the Warrant documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Charter authorizes the issuance of (a) 335,000,000 shares of common stock (the “Common Stock”), which consists of (i) 250,000,000 shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”) and (ii) 75,000,000 shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), and (b) 10,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”). As of March 7, 2023, there were 17,784,242 shares of Class A Common Stock issued outstanding, 60,097,611 shares of Class B Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

The Charter provides the following with respect to the rights, powers, preferences and privileges of the Common Stock:

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Our Charter does not provide for cumulative voting rights.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the Charter, holders of Class A Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock unless the shares of Class A Common Stock at the time outstanding are treated equally and identically. The holders of Class B Common Stock are not entitled to receive any dividends.

Liquidation, Dissolution and Winding Up

In the event of the Company’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

There are no preemptive rights or sinking fund provisions applicable to the shares of the Company’s Common Stock.

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Anti-Takeover Provisions

Charter and By-laws

Certain provisions of the Company’s Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.

Board Composition and Filling Vacancies

The Company’s board of directors is divided into three classes. Each Class I director has a term that expires at the Company’s annual meeting of stockholders in 2025, each Class II director has a term that expires at the Company’s annual meeting of stockholders in 2023 and each Class III director has a term that expires at the Company’s annual meeting of stockholders in 2024.

The Charter provides that directors may only be removed for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), subject to the rights granted to certain stockholders under the Stockholders Agreement. The treatment of vacancies has the effect of making it more difficult for stockholders to change the composition of our board of directors. For additional information, see “Certain Relationships and Related Party Transactions – Stockholders Agreement” contained elsewhere in this prospectus.

Special Meetings of Stockholders

The Charter provides that a special meeting of stockholders may be called by the (a) Chairman of the Board or Executive Chairman of the Board, as applicable, (b) Chief Executive Officer of the Company, or (c) the Board pursuant to a resolution adopted by a majority of the Board. The ability of the stockholders to call a special meeting is specifically denied. The Bylaws limit the business that may be conducted at an annual or special meeting of stockholders to those matters properly brought before the meeting.

Action by Written Consent

The Charter provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Advance Notice Requirements

The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary of the Company prior to them meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

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Amendment to Certificate of Incorporation

The Company reserves the right to amend, alter, change or repeal any provision contained in the Charter, in the manner now or hereafter prescribed by the Charter and applicable law.

Delaware Anti-Takeover Law

The Company has opted out of Section 203 of the Delaware General Corporation Law. Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (ii) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder.

Warrants

As of March 10, 2023, there were 11,578,000 Public Warrants and 10,837,400 Resale Warrants issued and outstanding, respectively.

Each Public Warrant entitles the registered holder to purchase one share of the Company’s Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of Roman DBDR initial public offering or thirty (30) days after the consummation of an initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its Warrants only for a whole number of shares. This means that only a whole warrant may be exercised at any given time by a warrantholder. However, no Public Warrant will be exercisable for cash unless we have an effective and current registration statement covering the shares of the Company’s Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of the Company’s Class A Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of the Company’s Class A Common Stock issuable upon exercise of the Public Warrants is not effective within 60 business days from the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time or earlier upon redemption or liquidation, as described in the prospectus of Roman DBDR’s initial public offering.

The Resale Warrants are identical to the Public Warrants underlying the units issued in Roman DBDR’s initial public offering except that such Resale Warrants are exercisable for cash (even if a registration statement covering the shares of the Company’s Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Sponsor or certain permitted transferees.

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We may call the outstanding Public Warrants, in whole and not in part, at a price of $0.01 per Public Warrant:

•	at any time while the warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, if, and only if, the reported last sale price of the shares of the Company’s Class A Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending three business day prior to the notice of redemption to warrant holders, and
•	if, and only if, there is a current registration statement in effect with respect to the shares of the Company’s Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The redemption rights described above will only be available for the Resale Warrants once, if ever, that the Resale Warrants are no longer owned by the Sponsor or certain permitted transferees of the Sponsor.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants. If we call the Warrants for redemption, we plan to notify our securityholders by issuing a Current Report on Form 8-K and well as a broadly disseminated press release.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of the Company’s Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Company’s Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of the Company’s Class A Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrants are issued under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders.

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The exercise price and number of shares of the Company’s Class A Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of the Company’s Class A Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of the Company’s Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of the Company’s Class A Common Stock. After the issuance of shares of the Company’s Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue shares of the Company’s Class A Common Stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to the shares of the Company’s Class A Common Stock issuable upon exercise of the Warrants is current and the shares of the Company’s the Company’s Class A Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of the Company’s Class A Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of the Company’s Class A Common Stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to the shares of the Company’s Class A Common Stock issuable upon the exercise of the Warrants is not current or if the Company’s Class A Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Warrant holders may elect by notifying us in writing that it chooses to be subject to a restriction on the exercise of their Warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (or such other amount as the Warrant holder may specify) of the shares of the Company’s Class A Common Stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of the Company’s Common Stock to be issued to the warrant holder.

Redemption Procedures and Cashless Exercise. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our Warrants. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of the Company’s Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Class A common stock underlying the Warrants, multiplied by the difference between the price per share at which shares of Class A Common Stock may be purchased at the time the Warrant is exercised and the fair market value (as defined below) by (y) the fair market value. The “fair market value” shall mean the average closing price per share of the Company’s Class A Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of exercise of the Warrant is sent to the warrant agent. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the Company’s Class A common stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. If we call our Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Resale Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all Warrant holders been required to exercise their Warrants on a cashless basis.

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Contractual Arrangements with respect to the Resale Warrants

We have agreed that so long as the Resale Warrants are still held by the Sponsor or certain of its permitted transferees, we will not redeem such Warrants and we will allow the holders to exercise such Warrants on a cashless basis (even if a registration statement covering the shares of the Company’s Class A Common Stock issuable upon exercise of such Warrants is not effective). However, once any of the foregoing Warrants are transferred from the Sponsor or certain of its permitted transferees, these arrangements will no longer apply. Furthermore, because the Resale Warrants have been issued in a private transaction, the holders and their transferees will be allowed to exercise the Resale Warrants for cash even if a registration statement covering the shares of the Company’s Class A Common Stock issuable upon exercise of such Warrants is not effective , in which case the Warrant holder would receive unregistered shares of the Company’s Class A Common Stock.

Registration Rights

Certain of the Company’s equityholders, holders of Holdings’ Exchangeable Notes, and the Sponsor hold registration rights with respect to the securities held by them. Stockholders holding registrable securities will be entitled to make a written demand for registration under the Securities Act of all or part of their registrable securities, subject to certain limitations. Subject to certain exceptions, such stockholders will also have certain “piggy-back” registration rights with respect to registration statements filed by the Company, as well additional rights to provide for registration of registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares of the Company’s Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

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PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by Selling Holders of (A) 92,889,558 shares of Class A Common Stock, consisting of (i) 1,675,000 PIPE Shares; (ii) up to 12,999,978 Exchangeable Note Shares issuable upon exchange of the Exchangeable Notes, which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements; (iii) 60,097,611 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock held by certain Selling Holders; (iv) up to 6,964,236 Earnout Shares issuable to certain Selling Holders in earn-out consideration based on the achievement by the Company of certain stock price thresholds; (v) 315,333 shares of Class A Common Stock held by Sponsor; and (vi) 10,837,400 shares of Class A Common Stock issuable upon exercise of the Resale Warrants prior to the public resale of the Resale Warrants; and (B) Resale Warrants to purchase up to 10,837,400 shares of Class A Common Stock of the Company originally issued in a private placement in connection with the initial public offering of Roman DBDR. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Holders pursuant to this prospectus.

In addition, this prospectus relates to the issuance by us of up to an aggregate of 22,415,400 shares of Class A Common Stock, which consists of (i) 10,837,400 shares of Class A Common Stock that are issuable upon the exercise of the Resale Warrants following the public resale of the Resale Warrants and (ii) 11,578,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of registered warrants (the “Public Warrants” and, together with the Resale Warrants, the “Warrants”) originally issued in the initial public offering of Roman DBDR.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The shares of Class A Common Stock beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Class A Common Stock or Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

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In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

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A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Holders party to a Subscription Agreement or party to the Registration Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act, in each case as further described in the Subscription Agreement or the Registration Rights Agreement, respectively.

Listing

The Class A Common Stock and the Public Warrants are listed on Nasdaq under the symbols “CMPO” and “CMPOW,” respectively.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold Class A Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a United States citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION MATERIAL OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

We have not paid cash dividends on our capital stock, and we do not anticipate paying any dividends on our Class A Common Stock in the foreseeable future. However, if we do pay distributions to U.S. Holders of shares of our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.

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Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Redemption of Class A Common Stock

In the event that a U.S. Holder’s Class A Common Stock is redeemed by us, including pursuant to an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A Common Stock under the tests described below, the tax consequences to the U.S. Holder will be the same as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” above. If the redemption does not qualify as a sale of Class A Common Stock, the U.S. Holder will be treated as receiving a corporate distribution, the tax consequences of which are described above under “U.S. Holders—Taxation of Distributions.” Whether the redemption qualifies for sale treatment will depend primarily on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning Warrants) both before and after the redemption. The redemption of Class A Common Stock will generally be treated as a sale of the Class A Common Stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the Warrants. A redemption of a U.S. Holder’s stock will be substantially disproportionate with respect to the U.S. Holder if the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of common stock is, among other requirements, less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock (including any stock constructively owned by the U.S. Holder as a result of owning Warrants). The redemption of the Class A Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult its tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

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If none of the foregoing tests is satisfied, the redemption will be treated as a corporate distribution, the tax consequences of which are described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A Common Stock should be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the share of our Class A Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A Common Stock received would generally equal the holder’s tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Warrants having a fair market value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A Common Stock represented by the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A Common Stock), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s tax basis in the Warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of Warrants for Class A Common Stock described in this prospectus under “Description of Securities—Warrants” should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Class A Common Stock. Your aggregate tax basis in the shares of Class A Common Stock received in the redemption should equal your aggregate tax basis in your Warrants redeemed and your holding period for the shares of Class A Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.

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Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution as described under “U.S. Holders—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

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Redemption of Warrants for Class A Common Stock

The U.S. federal income tax treatment to a non-U.S. Holder upon a redemption of Warrants for Class A Common Stock described in this prospectus under “Description of Securities—Warrants” generally will correspond to the U.S. federal income tax treatment to a U.S. Holder, as described in the second paragraph under “U.S. Holders— Sale, Exchange, Redemption or Expiration of a Warrant.”

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or a sale, taxable exchange, expiration, redemption or other taxable disposition of our Warrants unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);
•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Common Stock, and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution, as described under “Non-U.S. Holders—Taxation of Distributions” above. A non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

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Redemption of Class A Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. Holder’s Class A Common Stock will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A Common Stock, as described under “U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the non-U.S. Holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and the gross proceeds of dispositions of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Under proposed Treasury Regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury Regulations until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

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LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Morgan, Lewis & Bockius, LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at https://ir.composecure.com/. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023; and

•	the description of securities contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 14, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

309 Pierce Street

Somerset, New Jersey 08873

(908) 518-0500

Attention: Corporate Secretary

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